                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Software, Inc. (the "Company"), pertaining to the Bachman Information Systems, Inc. Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. Amended 1996 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan, the Cadre Technologies, Inc. 1988 Incentive and Non-Statutory Stock Option Plan, the Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan and the Stock Option Agreements, dated December 29, 1997, between Cayenne Software, Inc. and each of Massood Zarrabian and Frederick Phillips, of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP


Dallas, Texas
October 23, 1998